Exhibit 99.1

PRESS RELEASE
www.biotapharma.com

FOR IMMEDIATE RELEASE

BIOTA PHARMACEUTICALS ANNOUNCES APPOINTMENT OF MARK P. COLONNESE AS CHIEF FINANCIAL OFFICER

ATLANTA, GA – November 2, 2015 — Biota Pharmaceuticals, Inc. (NASDAQ: BOTA), a biopharmaceutical company focused on the discovery and development of direct-acting antivirals that address infections that have limited therapeutic options, announced today the appointment of Mark P. Colonnese as Executive Vice President and Chief Financial Officer, effective immediately.

“Mark has broad and extensive industry expertise and has been implementing strategic financial strategies for over 30 years. We are pleased to have him join our executive team as we continue to develop our novel direct-acting antiviral pipeline and as we look forward to the upcoming year, in which we anticipate Phase 2 data readouts from our three programs, vapendavir, BTA074 and BTA585,” commented Joseph M. Patti, PhD, President and Chief Executive Officer of Biota.

Prior to joining Biota, Mark was Chief Financial Officer (CFO) of Stealth BioTherapeutics, Inc. Previously, Mark served as Executive Vice President (EVP) and CFO at Transgenomic. He has also served as EVP, commercial operations and CFO at AtheroGenics, where he raised $450 million in debt and equity capital, led the company through its initial public offering process and helped negotiate a worldwide partnership agreement with AstraZeneca. Mark has also held a number of executive and management positions at Schering-Plough Corporation. He holds an MBA from Fairleigh Dickinson University, a BS, magna cum laude, from Ithaca College, and is a Certified Public Accountant.

Mr. Colonnese commented, “As a global leader in the development of direct-acting antiviral therapies, and with its robust portfolio of novel compounds, Biota is an exciting growth story and I look forward to working with the team to develop strategies that will further accelerate shareholder value creation.”

About Biota Pharmaceuticals, Inc.

Biota Pharmaceuticals is focused on the discovery and development of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. The Company has four product candidates in clinical development. These include vapendavir, an oral treatment for human rhinovirus infections in moderate-to-severe asthmatics that is currently being evaluated in the Company's ongoing Phase 2b SPIRITUS trial; BTA074, a topical antiviral treatment in Phase 2 development for genital warts caused by human papillomavirus types 6 & 11; BTA585, an oral fusion (F) protein inhibitor in Phase 1 development for the treatment of respiratory syncytial virus (RSV) A & B infections; and laninamivir octanoate, a one-time, inhaled treatment in Phase 2 development for influenza A and B infections. The Company also has a preclinical stage RSV non-fusion inhibitor program that it believes can complement its fusion-protein inhibitor BTA585. For additional information about the Company, please visit www.biotapharma.com.

Biota is a registered trademark of Biota Pharmaceuticals, Inc.

Biota Pharmaceuticals, Inc. ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009 ♦ Tel: (678) 221-3343

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties concerning Biota Pharmaceuticals, Inc. business, operations and financial performance. Any statements that are not of historical facts may be deemed to be forward-looking statements, including the time frame in which the Company anticipates reporting top-line data from Phase 2 trials of vapendavir, BTA074 and BTA585. Other cautionary statements contained elsewhere in this press release and in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015, as filed with the U.S. Securities and Exchange Commission on September 11, 2015. There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Contact:

Joseph M. Patti, PhD

President and Chief Executive Officer

(678) 221-3352

j.patti@biotapharma.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com

Biota Pharmaceuticals, Inc. ♦ 2500 Northwinds Parkway, Suite 100 ♦ Alpharetta, GA 30009 ♦ Tel: (678) 221-3343